UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

45 Fitzwilliam Square, Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As previously reported, on January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. (“JPI”) and Azur Pharma Public Limited Company (“Azur Pharma”) were combined to create Jazz Pharmaceuticals Public Limited Company (the “Company”) in a merger transaction (the “merger”) pursuant to which JPI became a wholly-owned subsidiary of the Company and Azur Pharma changed its name to Jazz Pharmaceuticals Public Limited Company. JPI is treated as the acquiring company in the merger for accounting purposes and the transaction is accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the consolidated financial statements of JPI for the periods through January 18, 2012 became the Company’s consolidated financial statements for the same respective periods.

On February 27, 2012, the Company issued a press release announcing financial results for JPI for the full year and fourth quarter ended December 31, 2011 and providing selected 2011 financial results for the historic Azur Pharma business. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Bruce C. Cozadd
Bruce C. Cozadd
Chairman and Chief Executive Officer

Date: February 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 27, 2012